UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

RED MOUNTAIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Texas	000-54444	27-1739487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 900
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (214) 871-0400 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 11, 2014, the Board of Directors (the “Board”) of Red Mountain Resources, Inc. (the “Company”) appointed Frank Yates Jr. as a member of the Board, effective immediately.

Frank Yates Jr., age 58, has been Manager of Yates Industries, LLC, a single member investment company, since 1999 and has served as Chairman of the Board of Taos Resources, a Houston based oil and gas exploration and production company, since June 2013. From 1992 to 2007, he served as Vice President and, in 2007 and 2008, as President of Yates Petroleum Corporation, an independent oil and gas exploration and production company producing over 50,000 barrels of oil equivalent per day. From 1986 to September 2009, he served as President of MYCO Industries, Inc., associated with Yates Petroleum Corp in the oil and gas industry.

There are no arrangements or understandings between Mr. Yates and any other person pursuant to which he was appointed as a member of the Board, and he has no family relationship with any other member of the Board or executive officer of the Company or any person nominated or chosen by the Company to become a member of the Board or executive officer. Mr. Yates is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2014

RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer

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